UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2013

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2013, Approach Resources Inc. (the “Company”), through its wholly-owned subsidiary Approach Midstream Holdings LLC (“AREX Midstream”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and among JP Energy Development LP (“JP Energy”), JP Energy Permian, LLC, a wholly-owned subsidiary of JP Energy (“Buyer”), AREX Midstream, Wildcat Midstream Mesquite, LLC (“Wildcat” and together with AREX Midstream, “Sellers”), a wholly-owned subsidiary of Wildcat Midstream Holdings LLC (“Wildcat Parent”), and Wildcat Permian Services LLC (“Crude JV”), and joined in for certain limited purposes by the Company, Wildcat Parent and Wildcat Midstream Operating, LLC, pursuant to which Buyer will acquire all of the outstanding equity interests in Crude JV. AREX Midstream and Wildcat each hold a 50% interest in Crude JV. The Purchase Agreement provides that, at the closing, Buyer will pay to Sellers an aggregate amount of cash equal to $210,000,000 (subject to customary post-closing adjustments), payable to Sellers substantially in proportion to their respective ownership interests in Crude JV.

The Purchase Agreement contains customary representations, warranties and covenants, including provisions for indemnification, subject to the limitations described in the Purchase Agreement. The assertions embodied in the representations and warranties were made solely for purposes of the Purchase Agreement and are not intended to provide factual, business or financial information about any of the parties to the Purchase Agreement. Moreover, some of the representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Buyer and Sellers rather than establishing matters as facts. The parties have agreed to certain interim operating covenants through the closing.

Consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions including, among other things, entry into an amendment to that certain Crude Oil Purchase Agreement by and between Approach Operating, LLC, Approach Oil & Gas Inc. and Crude JV. The Purchase Agreement may be terminated by Buyer or Sellers if the transaction has not been closed on or before October 18, 2013 (the “Termination Date”). The Purchase Agreement may also be terminated by Buyer or Sellers for certain breaches of representations, warranties or covenants by the other party or by mutual written consent of Sellers and Buyer.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2013. The Company intends to request confidential treatment for certain portions of the Purchase Agreement in accordance with the procedures of the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On September 19, 2013, the Company issued a press release announcing entry into the Purchase Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: September 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 19, 2013

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